UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 13, 2012 (November 13, 2012)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure.

On November 13, 2012, Arch Coal, Inc. (the “Company”) issued a press release announcing the commencement of a private offering of $350.0 million aggregate principal amount of senior unsecured notes due 2019 (the “Notes”).  The Notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.  The Company also announced in a separate press release that it has exercised its option under the terms of its senior secured credit facility to request incremental term loans thereunder of $250.0 million.  Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01              Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and furnished herewith.

Exhibit No.	Description

99.1	Press release dated November 13, 2012.

99.2	Press release dated November 13, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2012	Arch Coal, Inc.

	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President—Law, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 13, 2012.

99.2	Press release dated November 13, 2012.